Exhibit 99

                       ALL AMERICAN SEMICONDUCTOR REPORTS
                             SECOND QUARTER RESULTS
                    Highest Quarterly Sales Level Since 2001
                  11.5% Year Over Year Quarterly Sales Increase
                          and 4.8% Sequential Increase
                     Losses Narrowed to $255,000 for Quarter

Miami, FL - August 14, 2006 -- All American Semiconductor, Inc. (The Nasdaq Stock Market:SEMI), a leading distributor of electronic components, today announced its results for the second quarter of 2006.

Net sales for the quarter ended June 30, 2006 were $124.0 million, up from net sales of $111.2 million for the same period of 2005. Income from operations was $1.5 million for the second quarter of 2006, compared to $1.6 million for the second quarter of last year. Interest expense increased to $1.9 million for the second quarter of 2006 from $1.1 million for the same period of 2005. The Company recorded a net loss for the second quarter of 2006 in the amount of $255,000 (or $(.06) per share (diluted)), compared to net income of $308,000 (or $.08 per share (diluted)) for the second quarter of 2005.

For the first half of 2006, net sales were $242.3 million, compared to net sales of $205.5 million for the first half of 2005. Income from operations was $360,000 for the first six months of 2006, compared to $2.7 million for the same period of 2005. Interest expense increased to $3.5 million for the first half of 2006 from $2.2 million for the same period of 2005. For the first half of 2006 the Company recorded a net loss of $2.0 million (or $(.49) per share (diluted)) compared to net income of $369,000 (or $.09 per share (diluted)) for the 2005 period.

Bruce M. Goldberg, President and Chief Executive Officer of All American, stated, "We are pleased that we were able to achieve 11.5% growth in sales for the second quarter of 2006 and our fifth consecutive quarterly increase in sales. Sales for the second quarter represented the highest quarterly sales level since the first quarter of 2001. The increase in sales reflects favorable industry conditions, opportunities created from the ongoing consolidation in our industry and gains resulting from the Company's growth strategies."

"While the implementation of a new enterprise resource planning (ERP) system which was placed into service in February of 2006 continues to have a material adverse impact on our operations and our results, we did achieve a significant reduction in our quarterly losses in the second quarter as compared to the first quarter of 2006. Much of the expenses incurred in connection with the new ERP system during the first six months of 2006 are non-recurring in nature but are expected to continue for the next few periods. In the first half, the Company also incurred recurring expenses for maintenance and further development expenses of the new system.

"While the new ERP system has had a severe impact on our results so far this year, we are making marked progress.

"Also having a significant impact on the results for the first half of 2006 is a non-recurring accrual for severance pay and certain bad debt adjustments and write-offs that occurred in the first quarter. Profitability in the first six months was also impacted by the Company's strategic investment in expansion through the addition of personnel in North America, Europe and Asia in order to take advantage of the continuing industry consolidation, continuing trends for business to transfer outside of North America and to address an overall improvement in conditions within the industry. Results for the first half of 2006 were also impacted by a significant increase in interest expense associated with increases in interest rates and increased borrowings to support the growth in inventory and receivables resulting from sales and backlog growth as well as ERP issues.

"Our backlog of customer orders, which was $69 million at December 31, 2004, had increased significantly to $89 million by December 31, 2005 and $106 million as of June 30, 2006. As of July 31, 2006, our backlog was down slightly to $105 million. While our inventory levels have grown to support this significant increase in backlog, it is difficult to determine how strong the balance of 2006 will be as booking activity slowed in July."

All American is now recognized as the nation's 4th largest distributor of semiconductors, the 8th largest electronic components distributor overall in the U.S. and the 10th largest global distributor of electronic components. The Company has offices in 36 strategic locations throughout North America, as well as operations in both Asia and Europe.

To the extent that this press release discusses future performance, expectations, beliefs or intentions about our sales, gross profit margins, markets, future operating results or investments in the growth of our business or otherwise makes statements about our new ERP system and anticipated future expenses and future impact on operations related to such ERP system, gains resulting from the Company's growth strategy and the current or future market or industry conditions or trends including continuing industry consolidation and improvement, the statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially from the statements made. Factors that could adversely affect the Company's future results, performance or achievements include, without limitation: the failure of the new ERP system to improve or to be fully and successfully implemented as expected; weakening industry and market conditions; a tightening by customers of their inventory levels; a slowdown in sales; the continuance of a trend for electronics manufacturing to move offshore; the level of effectiveness of the Company's business and marketing strategies, including those outside North America and particularly in Asia; insufficient funds from operations, from the Company's credit facility because of borrowing base, financial covenant or other limitations or otherwise and from other sources (debt and/or equity) to support the Company's operations or the inability of the Company to obtain additional financing at all when needed or on terms acceptable to the Company; an increase in interest rates, including as a result of increased pricing levels under its credit facility and/or interest rate increases by the Federal Reserve Board, and/or an increase in the Company's average outstanding borrowings; a reduction in the level of demand for products of its customers including the level of growth of some of the new technologies supported by the Company; deterioration in the relationships with existing suppliers, particularly one of our largest suppliers; failure to improve or decreases in gross profit margins, including decreasing margins resulting from the implementation of the new ERP system, the Company being required to have aggressive pricing programs, an increasing number of low-margin, large volume transactions, inventory oversupply conditions and/or increases in the costs of goods; problems with telecommunication, computer and information systems; the inability of the Company to expand its product offerings or obtain product during periods of allocation; the impact from changes in accounting rules including the new accounting rules on stock-based compensation; adverse currency fluctuations; the adverse impact of terrorism or the threat of terrorism on the economy; and the other uncertainty, risks and factors including those detailed in the Company's reports on Forms 10-K and Forms 10-Q and other press releases. These risks and uncertainties are beyond the ability of the Company to control. In many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, business risks and/or uncertainties.

                        ALL AMERICAN SEMICONDUCTOR, INC.
           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands
 except per share amounts)

                                                             Quarters                          Six Months
Periods Ended June 30                                     2006              2005             2006              2005
-------------------------------------------------------------------------------------------------------------------
Net Sales                                        $     123,999    $      111,214    $     242,311    $      205,523
                                                 =============    ==============    =============    ==============

Income from Operations                           $       1,472    $        1,629    $         360    $        2,748
                                                 =============    ==============    =============    ==============

Net Income (Loss)                                $       (255)    $          308    $      (1,968)   $          369
                                                 =============    ==============    =============    ==============

Earnings (Loss) Per Share:
  Basic and Diluted                                   $  (.06)           $   .08          $ (.49)           $   .09
                                                      =======            =======          ======            =======

Average Shares:
  Basic                                              3,983,561         3,926,791        3,980,127         3,919,620
                                                 =============    ==============    =============    ==============
  Diluted                                            3,983,561         4,105,271        3,980,127         4,118,387
                                                 =============    ==============    =============    ==============

                                      # # #

CONTACT:
Bruce M. Goldberg, CEO
Howard L. Flanders, CFO
(305)  621-8282 x1417